EMCEE BROADCAST PRODUCTS, INC.
                           P.O. Box 68
               White Haven, Pennsylvania 18661-0068
             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON
                         AUGUST 30, 1999
TO THE STOCKHOLDERS:
     The Annual Meeting of Stockholders of EMCEE Broadcast Products, Inc. will be held at the Woodlands Inn and Resort, 1073 Highway 315, Wilkes-Barre, Pennsylvania 18702, on August 30, 1999, at 11:00 A.M., E.D.S.T., for the purpose of considering and acting upon the following:
     1. The election of a Board of Directors;
     2. The ratification of the appointment of Kronick Kalada Berdy & Co. as independent auditors to audit the financial statements of the Company for fiscal year 2000; and
     3. Such other business as may properly come before the Annual Meeting, or any adjournment thereof.
     The Board of Directors has fixed the close of business on July 15, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.
                              BY ORDER OF THE BOARD OF DIRECTORS
                              Martin D. Cohn,
                              Secretary
White Haven, Pennsylvania
July 29, 1999
                      YOUR VOTE IS IMPORTANT
               The Board of Directors considers the vote of each stockholder to be important, regardless of the number of shares held. You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. The giving of your proxy does not affect your right to vote in person in the event you attend the Annual Meeting.
                         PROXY STATEMENT
     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of EMCEE Broadcast Products, Inc. (the COMPANY), for use at the Annual Meeting of Stockholders of the Company to be held on August 30, 1999, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. It is intended that this Proxy Statement and the enclosed proxy will be first sent to stockholders on or about July 30, 1999.
     Proxies in the accompanying form, which are duly executed and returned pursuant to this solicitation, will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy has the power to revoke it by notice to the Secretary at any time before it is exercised. A later dated proxy will revoke an earlier proxy, and stockholders who attend the Annual Meeting may, if they wish, vote in person even though they may have submitted a proxy, in which event the proxy will be deemed to have been revoked.
     The Company will pay all expenses connected with this solicitation of proxies. In addition to solicitations by mail, officers, directors and regular



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employees of the Company may, without additional compensation, solicit proxies on behalf of the Company in person or by telephone. The Company also expects to reimburse its transfer agent, American Stock Transfer & Trust Company, for its reasonable out-of-pocket expenses in forwarding proxy materials to stockholders.
     The Company has only one class of capital stock, which is common stock (COMPANY STOCK). Only stockholders of record at the close of business on July 15, 1999, are entitled to vote at the Annual Meeting. On that date there were 3,982,397 shares of Company Stock issued and outstanding, with an additional 401,764 shares held as treasury stock. Stockholders are entitled to one vote for each share of Company Stock held on all matters to be considered and acted upon at the Annual Meeting and do not have cumulative voting rights in the election of directors.
     The Annual Report to Stockholders for fiscal year ended March 31, 1999, which includes audited, consolidated financial statements, is being mailed herewith to all stockholders of record as of the close of business on July 15, 1999. The Board urges every stockholder to carefully review the Annual Report to Stockholders and this Proxy Statement.
                  BENEFICIAL OWNERSHIP OF STOCK
     Under the proxy rules of the Securities and Exchange Commission (the
SEC), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered as a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares.
Management
     The following table provides information, as of July 15, 1999, on the beneficial ownership of Company Stock held by all directors and the President/CEO (by naming them), and by all directors and executive officers as a group (without naming them), as reported by each such person.
                                    AMOUNT AND NATURE
    NAME OF                           OF BENEFICIAL             PERCENTAGE
BENEFICIAL OWNER                        OWNERSHIP                OF CLASS
James L. DeStefano                     66,676(1)(2)                1.67%
Joe B. Hassoun                         28,486(1)(2)              less than 1%
Michael J. Leib                        15,252                    less than 1%
Richard J. Nardone                     11,800                    less than 1%

Evagelia R. Rogiokos                  130,636(3)                 3.28%

All directors and executive
officers as a group                   357,632(1)                 8.98%
     (1) Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under the Company's 1985, 1988 and 1996 Stock Option Plans: Mr. DeStefano, 35,000 shares; Mr. Hassoun, 21,375 shares; Mr. Leib, 9,800 shares; Mr. Nardone, 9,800 shares; Mrs. Rogiokos, 9,800 shares; and all directors and executive officers as a group, 136,075 shares.
  (2) Includes shares registered jointly with spouse.
  (3) Includes 510 shares held in 6 custodial accounts, although Mrs. Rogiokos disclaims beneficial ownership of these shares, and 39,715 shares held in the



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name of the Estate of Mrs. Rogiokos' late husband, Rigas Rogiokos, over which she has voting and investment power.
Other Beneficial Owners
  The following table provides information, as of July 15, 1999, on the beneficial ownership of more than five percent of Company Stock held by persons who are not directors or executive officers:
                                        AMOUNT AND NATURE
      NAME AND ADDRESS OF                 OF BENEFICIAL           PERCENTAGE
       BENEFICIAL OWNER                     OWNERSHIP              OF CLASS
Estate of Shirley Chalmers               301,470                 7.57%
c/o Burton T. Witt, Esquire
Suite 3900
One North LaSalle Street
Chicago, IL 60602 (1)
Quaker Capital Management Corporation     444,500                11.16%
The Arrott Building
401 Wood Street, Suite 1300
Pittsburgh, PA 15222-1824 (2)
Dimensional Fund Advisors, Inc.           240,000                 6.03%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401 (3)
  (1) Information obtained from an amended Schedule 13D filed with the SEC on November 5, 1996. According to the amended Schedule 13D, the Executor, Burton
T. Witt, has sole voting power and shares dispositive power with Martin D. Cohn with respect to these shares. The amended 13D also discloses that the beneficiary with respect to these shares is the Weizmann Institute of Science.
  (2) Information obtained from a Schedule 13G (Amendment No. 1) filed with the SEC on February 2, 1999. According to the Schedule 13G, Quaker Capital Management Corporation has sole voting and dispositive power with respect to these shares.
  (3) Information obtained from a Schedule 13G filed with the SEC on February 11, 1999. According to the Schedule 13G, Dimensional Fund Advisors, Inc. has sole voting and dispositive power over all of these shares.

                      ELECTION OF DIRECTORS
Nominees
  The following information concerns nominees to the Board of Directors. Unless authority to so vote is withheld, it is intended that proxies solicited hereby will be voted for the election of the five nominees named in the table below. Those elected will serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.
                                    POSITIONS/OFFICES WITH COMPANY;
                                    BUSINESS EXPERIENCE; OTHER
     NOMINEE         DIRECTOR SINCE           DIRECTORSHIPS; AND AGE
James L. DeStefano        1992      President/CEO of the Company since
                                    prior to 1994; Age 54.
Joe B. Hassoun            1991      Independent computer consultant
                                    since prior to 1994; Since April,
                                    1995, President of Infotronic
                                    Systems, Inc. (computer software
                                    consulting business); Age 41.
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Michael J. Leib           1995      Chief Executive Officer of Weatherly
                                    Casting and Machine Company (foundry
                                    and manufacturer of products to the
                                    power generation, material handling
                                    and industrial pump industries)
                                    since prior to 1994; Director of
                                    Northeast Pennsylvania Financial
                                    Corporation, First Federal Bank and
                                    Vibra-Tech Engineers, Inc.; Age 50.

Richard J. Nardone       1995       President of IMG Management Services
                                    Corporation (strategic planning,
                                    organizational and human resources
                                    consulting firm) and Director of
                                    Plastic Companies Enterprises
                                    (plastics manufacturer) since prior
                                    to 1994; Age 47.

Evagelia R. Rogiokos     1992       Private investor since prior to
                                    1994; Age 58.

All of the nominees to be elected at the Annual Meeting are currently directors of the Company and were elected by vote of the stockholders.
  The Company's by-laws provide for a minimum of three and a maximum of ten directors. Proxies cannot be voted for a greater number of persons than those nominated. In the event any nominee would become unable to serve as a director, the persons named in the proxy will vote for such substitute nominee, if any, which the Board of Directors may designate.
Vote Required
  Only affirmative votes are counted in the election of directors. The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors by the holders of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, will be elected as directors.
  The Board of Directors recommends that you vote FOR the five nominees.
Board Meetings; Compensation of Directors
  During fiscal year 1999, the Board of Directors met six times (four regular meetings and two special meetings). Each director attended all of those meetings held during the period for which he/she served as a director, as well as all of the meetings held by each standing committee on which he/she served during the periods in which he/she served.
  Each member of the Board of Directors, with the exception of the President/CEO, was entitled to and received $2,500 for each of the regular Board meetings, which were attended in person, and $250 for each of the special Board meetings, which were attended via telephonic conference, during fiscal year 1999. The Company also pays all travel, accommodation and related expenses which are incurred by Board members in attending Board meetings. There is no additional compensation paid to Board members when they sit as members of a standing committee.
  Members of the Board of Directors are also eligible to participate in and receive stock options under the Company's 1988 and 1996 Stock Option Plans.


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Stock options under both Plans are also available to officers and certain other employees of the Company, and are granted under the provisions thereof in the discretion of the Board of Directors or a committee thereof.
Board Committees
  The Board of Directors has standing audit, compensation and nominating committees. Each committee meets at least once a year. During fiscal year 1999, the Nominating Committee and Compensation Committee met once, and the Audit Committee met twice.
  Richard J. Nardone (Chairman), Michael J. Leib, Evagelia Rogiokos and Joe B. Hassoun are the members of the Audit Committee. The Audit Committee's function includes, but is not limited to, reviewing the scope of the audit program to assure that audit coverage and controls are satisfactory, and reviewing the Company's financial statements with representatives of the independent auditors.
  All of the directors (Mr. Leib : Chairman) are members of the Compensation Committee, except that the President/CEO may not serve or vote on matters regarding his compensation as an officer of the Company. The Compensation Committee determines the compensation for all officers.
  Mr. Hassoun (Chairman), Mr. Leib, Mrs. Rogiokos and Mr. Nardone are members of the Nominating Committee. The Nominating Committee is responsible for nominating persons to serve on the Board of Directors of the Company and considers nominees for Board membership recommended by stockholders if made in the manner and within the period of time required below for the submission of stockholder proposals. The Nominating Committee is empowered to determine the type of supporting information and data required to be submitted with any nomination.
                   IDENTIFICATION OF EXECUTIVE OFFICERS
  As of July 15, 1999, the following individuals served as executive officers of the Company. All such officers, subject to the provisions of the by-laws of the Company, serve one year terms of office and are elected by the Board of Directors at a meeting thereof held immediately following the Annual Meeting of Stockholders.
                                        POSITIONS/OFFICES WITH
   NAME                         COMPANY; BUSINESS EXPERIENCE; AND AGE
Martin D. Cohn        Secretary of the Company and attorney at law since prior
                      to 1994; Director and Secretary of Vibra-Tech Engineers,
                      Inc.; Director of Blue Cross of Northeastern
                      Pennsylvania; Age 73.

James L. DeStefano    See nominee table above.

Allan J. Harding      Vice President-Finance of the Company since prior to
                      1994; Age 63

Robert G. Nash        Vice President/Director of Engineering of the Company
                      since prior to 1994; Age 52

John Saul             Vice President/Director of Systems Engineering of the
                      Company since prior to 1994; Age 57

W. Perry Spooner       Vice President-International Sales of the Company since
                       June,1995; Vice President/Director of International
                       Systems Engineering of the Company from 1985 to 1995;
                       Age 57

Compensation of Executive Officers
  The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company for the last three fiscal years to the person holding the position of President/CEO of the
Company as of the end of fiscal year 1999. Information is not required as to the compensation of the Company's next four highest paid executive officers because the total salary and bonus earned by each such executive officer during fiscal year 1999 did not exceed $100,000.
                    SUMMARY COMPENSATION TABLE
                           Annual Compensation        Long Term Compensation
                                      Other   Awards           Payouts
                                      annual  Restrict-               All other
Name and          Fiscal              compen- ed stock Options LTIP   compen-
Principal Position Year Salary Bonus   sation) awards    (#)  Payouts sation($)
James L.DeStefano 1999 $147,102 $ 7,000 ---      ---       ---  ---  $11,690(1)
President/CEO     1998 $147,981 $10,000 ---      ---       ---  ---  $10,976(1)
                  1997 $139,472 $25,000 ---      ---    20,000(2)--- $10,742(1)

  (1) Represents amounts paid by the Company for hospitalization and dental coverage ($4,004 in fy 1997; $4,214 in 1998; and $4,564 in fy 1999), life insurance premiums ($522 in fy 1997; $546 in fy 1998; and $618 in fy 1999), long-term disability premium ($202 in fy 1999), and lease value of Company vehicle utilized ($6,216 in fy's 1997, 1998 and 1999).
  (2) Represents the number of shares for which a stock option was granted in November, 1996 under the Company's 1996 Stock Option Plan. No stock appreciation rights (SARs) were granted in conjunction with these stock options.
Stock Options
  There were no stock options granted in fiscal year 1999 to the person named in the Summary Compensation Table above. Therefore, the Option Grants table has been omitted.
Option Exercises and Values
  The following table sets forth, as to the person named in the Summary Compensation Table above, information with respect to shares acquired through the exercise of stock options and the number of shares (and their values) covered by unexercised stock options held at the end of fiscal year 1999. There are no SARs available with these stock options.
         AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                AND FISCAL YEAR-END OPTION VALUES
                                     NUMBER OF       VALUE OF
                                     UNEXERCISED     IN-THE-MONEY
                                     OPTIONS         OPTIONS
                                     AT FY           AT FY
                 SHARES
                 ACQUIRED ON    VALUE       EXERCISABLE/    EXERCISABLE/
NAME             EXERCISE(#)    REALIZED($)UNEXERCISABLE  UNEXERCISABLE
James L. DeStefano,                            35,000/      $80,955/
President/CEO          -0-          -0-        - 0 -       $ - 0 -(1)


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 (1) Based on the NASDAQ Stock Market closing bid price on March 31, 1999.
Pension Plans, Long Term Incentive
Plans and Option/SAR Repricing
  The Company does not have a pension or other defined benefit or actuarial retirement plan for its directors, officers or employees, nor does it have in place any long-term incentive plans. In addition, no action was taken in fiscal year 1999 to lower the exercise price of an option or SAR.
Employment Contracts and Termination of
Employment and Change-In-Control Arrangements
  The Company has entered into a Change in Control Agreement with Mr. DeStefano, the person who is named in the Summary Compensation Table above. The Agreement is for a term of 5 years from December 28, 1995. Generally, change in control benefits accrue to Mr. DeStefano under the Agreement if (1) his employment with the Company is terminated, or (2) he experiences a decrease in his compensation of 3% or more or (3) he is required to relocate his place of employment outside of a 50 mile radius of White Haven, Pennsylvania, at any time within a 24-month period following a change in control of the Company, which is specifically defined in the Agreement. Subject to certain limitations and restrictions set forth in the Agreement, the maximum change in control benefit Mr. DeStefano would be entitled to receive thereunder would be two times his average aggregate compensation -- which includes all monetary compensation plus the monetary value of any perquisite or fringe benefit (excluding stock options and restricted stock awards) not available to all other full time Company employees on substantially the same terms and conditions -- for the two years immediately preceding the accrual of the change in control benefit. The Agreement also restricts Mr. DeStefano's right to compete against the Company and his disclosure of confidential or proprietary Company information.
             RATIFICATION OF APPOINTMENT OF AUDITORS
  The Board of Directors has appointed Kronick Kalada Berdy & Co. as independent auditors to audit the financial statements of the Company for fiscal year 2000.
  A representative of Kronick Kalada Berdy & Co. is expected to be present at the Annual Meeting and will be accorded the opportunity to address the stockholders if desired. That representative will also be available to respond to appropriate questions from stockholders.
  Kronick Kalada Berdy & Co. audited the financial statements for fiscal year 1999.
Vote Required
  Under Delaware law, the affirmative vote of the holders of a majority of the shares of Company Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is necessary for the ratification of the appointment of Kronick Kalada Berdy & Co. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote, or a broker non-vote, has the same legal effect as a vote Against the matter.
  The Board of Directors recommends that you vote FOR the ratification of the appointment of Kronick Kalada Berdy & Co. Unless otherwise directed therein, the proxies solicited hereby will be voted for the ratification of the appointment of Kronick Kalada Berdy & Co. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection of independent auditors.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Martin D. Cohn, who is the Secretary of the Company, is the President and a stockholder of the law firm of Laputka, Bayless, Ecker & Cohn, P.C. In fiscal year 1999, the Company paid Laputka, Bayless, Ecker & Cohn, P.C. the sum of $65,043 for legal services rendered to the Company.
     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and certain officers of the Company, and persons who own more than ten percent of Company Stock, file reports of ownership and changes in ownership with the SEC as to shares of Company Stock beneficially owned by them. Based solely on its review of copies of such reports received by it, the Company believes that during fiscal year ended March 31, 1999, all such filing requirements were complied with in a timely fashion, with the exception of one late filing on Form 4 by Board Member, Richard J. Nardone, for one transaction occurring on March 16,1999 and involving 2,000 shares of Company Stock, and one late filing on Form 4 by executive officer, Robert G. Nash, for one transaction occurring on December 23, 1998 and involving 2,200 shares of Company Stock.
                    2000 STOCKHOLDER PROPOSALS
  A stockholder proposal to be presented at the 2000 Annual Meeting of Stockholders will be considered as being timely made only if the proponent provides the Company with notice thereof on or before June 27, 2000. If such notice is not given within such time, the persons named in the proxy will have discretionary voting power as to such proposal. If such notice is given within such time, the persons named in the proxy may not have discretionary voting power as to such proposal. To be eligible for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing and received by the Director of Financial Public Relations at EMCEE Broadcast Products, Inc., P.O. Box 68, White Haven, PA 18661-0068, no later than April 2, 2000.
                           OTHER BUSINESS
      The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Stockholders. If, however, any other matter shall properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote thereon in accordance with their discretion and best judgment.
                           BY ORDER OF THE BOARD OF DIRECTORS
                                Martin D. Cohn, Secretary
  THE COMPANY FILES A FORM 10-KSB REPORT ANNUALLY WITH THE SEC. THE FORM 10-KSB REPORT FOR FISCAL YEAR 1999 IS AVAILABLE WITHOUT CHARGE BY WRITING TO THE COMPANY AT P.O. BOX 68, WHITE HAVEN, PENNSYLVANIA 18661-0068, ATTENTION:
MS. LINDA TEBERIO.